Exhibit 99.2

Verizon to Acquire Fleetmatics

Transaction to accelerate Verizon’s position as a leading provider of fleet and mobile workforce management solutions

NEW YORK and DUBLIN – August 1, 2016 – Verizon Communications Inc. (NYSE, Nasdaq: VZ) and Fleetmatics Group PLC (NYSE: FLTX) today announced they have entered into a definitive agreement under which Verizon will acquire Fleetmatics, a leading global provider of fleet and mobile workforce management solutions, for $60.00 per share in cash – representing a value of approximately $2.4 billion.

“Fleetmatics is a market leader in North America — and increasingly internationally — and they’ve developed a wide-range of compelling SaaS-based products and solutions for small- and medium-sized businesses,” said Andrés Irlando, CEO of Verizon Telematics.

“The powerful combination of products and services, software platforms, robust customer bases, domain expertise and experience, and talented and passionate teams among Fleetmatics, the recently-acquired Telogis, and Verizon Telematics will position the combined companies to become a leading provider of fleet and mobile workforce management solutions globally,” Irlando added.

“Verizon and Fleetmatics share a vision that the SaaS-based fleet management solution market is extraordinarily large, lightly penetrated, global and fragmented which can best be attacked together with a world class product offering and the largest distribution channel in the industry,” said Jim Travers, Chairman and CEO of Fleetmatics.

“Fleetmatics brings over 37,000 customers, approximately 737,000 subscribers, a broad portfolio of industry leading products, and a team of 1,200 professionals focused on solving the critical challenges of businesses that deploy mobile workforces. We are excited to partner with Verizon in fulfilling the mission of becoming the largest mobile workforce management company in the world,” Travers added.

In June, Verizon Telematics also announced the acquisition of Telogis, Inc., a global, cloud-based mobile enterprise management software company based in Aliso Viejo, Calif. That transaction closed on July 29.

With approximately 1,200 employees, Fleetmatics is headquartered in Dublin, Ireland, with North American headquarters in Waltham, Mass. The company’s Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, helping them to reduce operating costs, as well as increase revenue.

Verizon Telematics, a subsidiary of Verizon Communications, operates in more than 40 markets worldwide and offers comprehensive wireless, software and hardware solutions to consumers, enterprises, automakers and dealers to power connected-vehicle products around the world.

The acquisition is subject to customary regulatory approvals and closing conditions, including the approval of Fleetmatics’ shareholders and the sanction of the Irish scheme of arrangement by which Verizon will acquire Fleetmatics by the Irish High Court, and is expected to close in the fourth quarter of 2016.

PJT Partners and Wells Fargo Securities, LLC are acting as financial advisors to Verizon. Cleary Gottlieb Steen & Hamilton LLP, A&L Goodbody and Macfarlanes LLP are acting as legal advisors to Verizon. Morgan Stanley is acting as financial advisor to Fleetmatics. Goodwin Procter LLP and Maples and Calder are acting as legal advisors to Fleetmatics.

Fleetmatics cancels previously scheduled quarterly conference call

As a result of today’s announcement, Fleetmatics has cancelled its earnings call previously scheduled for August 9, 2016 and has withdrawn its most recent guidance with respect to 2016 as previously issued on May 4, 2016.

About Verizon

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, has a diverse workforce of nearly 162,700 and generated nearly $132 billion in 2015 revenues. Verizon operates America’s most reliable wireless network, with 113.2 million retail connections nationwide. The company also provides communications and entertainment services over mobile broadband and the nation’s premiere all-fiber network, and delivers integrated business solutions to customers worldwide.

About Fleetmatics

Fleetmatics Group PLC (NYSE: FLTX) is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of March 31, 2016, Fleetmatics served approximately 37,000 customers and approximately 737,000 subscribed vehicles throughout Australia, Canada, France, Ireland, Mexico, the Netherlands, the United Kingdom, the United States and Italy. To learn more about Fleetmatics, visit www.fleetmatics.com.

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MEDIA CONTACTS:

Verizon

Marie McGehee

908-229-1894

marie.mcgehee@verizon.com

Fleetmatics

Brian Norris

781.250.3829

brian.norris@fleetmatics.com

General

This summary should be read in conjunction with the full text of the Rule 2.5 announcement, being the formal transaction announcement made by Verizon Communications Inc. (“Verizon”) and Fleetmatics (“Fleetmatics”) earlier today. The Rule 2.5 announcement and this press release have been made available on Verizon’s and Fleetmatics’ websites (www.verizon.com) and (www.fleetmatics.com).

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

Verizon cautionary statement regarding forward-looking statements

This communication contains forward-looking statements. These statements are based on estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the Verizon group’s and the combined group’s estimated or anticipated future results, or other non-historical facts. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, Verizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in Verizon’s filings with the Securities and Exchange Commission (“SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: integration of the Fleetmatics acquisition and benefits of the Fleetmatics acquisition; the risk that the required regulatory approvals for the proposed transaction are not obtained, are delayed or are subject to conditions that are not anticipated; the anticipated size of the markets and continued demand for Fleetmatics’ products; adverse conditions in the U.S. and international economies; the effects of competition in the markets in which Verizon or Fleetmatics operate; material changes in technology or technology substitution; disruption of Verizon or Fleetmatics’ key suppliers’ provisioning of products or services; changes in the regulatory environment, including any increase in restrictions on Verizon’s ability to operate its networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; Verizon’s high level of indebtedness; an adverse change in the ratings afforded Verizon’s debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement Verizon’s or the combined group’s business strategies; the inability to realize the benefits of Verizon’s or the combined group’s strategic acquisitions; those discussed in Fleetmatics’ Annual Report on Form 10-K for the year ended December 31, 2015 and Amendment No. 1 thereto under the heading “Risk Factors,” as updated from time to time by Fleetmatics’ Quarterly Reports on Form 10-Q and other documents of Fleetmatics on file with the SEC or in the proxy statement on Schedule 14A that will be filed with the SEC by Fleetmatics; and those discussed in Verizon’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Verizon’s Quarterly Reports on Form 10-Q and other documents of Verizon on file with the SEC. There may be additional risks that neither Fleetmatics nor Verizon presently know or that Fleetmatics and Verizon currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Fleetmatics’ and Verizon’s expectations, plans or forecasts of future events and views as of the date of this communication. Fleetmatics and Verizon anticipate that subsequent events and developments will cause Fleetmatics’ and Verizon’s assessments to change. However, while Fleetmatics and Verizon may elect to update these forward-looking statements at some point in the future, Fleetmatics and Verizon specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Fleetmatics’ and Verizon’s assessments as of any date subsequent to the date of this communication.

Fleetmatics cautionary statement regarding forward-looking statements

This communication contains forward-looking statements. These statements are based on estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the Fleetmatics group’s estimated or anticipated future results, or other non-historical facts. Forward-looking statements also include those preceded or followed by the words “will”, “may”, “could”, “would”, “to be”, “might”, “believe”, “anticipate”, “expect”, “plan”, “estimate”, “forecast”, “future”, “positioned”, “potential”, “intend”, “continue”, “remain”, “scheduled”, “outlook”, “set to”, “subject to”, “upcoming”, “target” or similar expressions. For those statements, Fleetmatics claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in Fleetmatics’ filings with the SEC, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: uncertainties as to the timing of the Fleetmatics acquisition; uncertainties as to whether Verizon will be able to consummate the acquisition; uncertainties as to whether the scheme shareholders will provide the requisite approvals for the acquisition on a timely basis or at all; the possibility that competing offers will be made; the possibility that certain conditions to the consummation of the acquisition will not be satisfied, including without limitation obtaining the requisite approval of the scheme of arrangement; the possibility that Verizon will be unable to obtain regulatory approvals for the Fleetmatics acquisition on a timely basis or at all; the possibility that scheme shareholders will file lawsuits challenging the acquisition, including actions seeking to rescind the scheme of arrangement or enjoin the consummation of the acquisition; changes in relevant tax and other laws or regulations; the diversion of Fleetmatics management time and attention to issues relating to the acquisition and integration; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) occurring prior to completion of the acquisition or if the acquisition is not completed; the difficulty retaining certain key employees of Fleetmatics as a result of the announcement of the acquisition; the scope, timing and outcome of any ongoing legal proceedings involving Verizon or Fleetmatics and the impact of any such proceedings on the Fleetmatics acquisition or on the financial condition, results of operations and/or cash flows of Fleetmatics; the possibility that costs, fees, expenses or charges Fleetmatics incurs in connection with the acquisition are greater than expected; the possibility that the scheme of arrangement may be terminated in circumstances that require Fleetmatics to reimburse certain expenses to Verizon related to the acquisition; and changes in the economic and financial conditions of the businesses of Verizon or Fleetmatics; and those discussed in Fleetmatics’ Annual Report on Form 10-K for the year ended December 31, 2015 and Amendment No. 1 thereto under the heading “Risk Factors,” as updated from time to time by Fleetmatics’ Quarterly Reports on Form 10-Q and other documents of Fleetmatics on file with the SEC or in the proxy statement on Schedule 14A that will be filed with the SEC by Fleetmatics. There may be additional risks that neither Fleetmatics nor Verizon presently know or that Fleetmatics and Verizon currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Fleetmatics’ and Verizon’s expectations, plans or forecasts of future events and views as of the date of this communication. Fleetmatics and

Verizon anticipate that subsequent events and developments will cause Fleetmatics’ and Verizon’s assessments to change. However, while Fleetmatics and Verizon may elect to update these forward-looking statements at some point in the future, Fleetmatics and Verizon specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Fleetmatics’ and Verizon’s assessments as of any date subsequent to the date of this communication.

Important additional information to be filed with the SEC

In connection with the acquisition, Fleetmatics will file with the SEC and mail or otherwise provide to its shareholders a Proxy Statement regarding the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT PROVIDED THEREIN IN CONNECTION WITH IRISH LAW REQUIREMENTS (THE “SCHEME DOCUMENT”)) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEETMATICS, THE ACQUISITION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement (including the Scheme Document) and other documents filed by Fleetmatics with the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement (including the Scheme Document) and other documents filed by Fleetmatics at ir.fleetmatics.com or by calling 781.577.4657.

Statements required by the Takeover Rules

The Verizon directors and Verizon Business International Holdings B.V. (“Bidco”) directors accept responsibility for the information contained in this communication other than that relating to Fleetmatics, the Fleetmatics group and the Fleetmatics directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Verizon directors and the Bidco directors (who, in each case, have taken all reasonable care to ensure that such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Fleetmatics directors accept responsibility for the information contained in this communication relating to Fleetmatics, the Fleetmatics group and the Fleetmatics directors and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Fleetmatics directors (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

PJT, a U.S. registered broker-dealer regulated by FINRA and a member of SPIC, is acting for Verizon and no-one else in connection with the matters set out in this communication and will not be responsible to anyone other than Verizon for providing advice in relation to the matters in this communication. Neither PJT nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of PJT in connection with this communication, any statement contained herein or otherwise.

Wells Fargo Securities, LLC is a U.S. registered broker-dealer regulated by the SEC and FINRA and a member of SPIC, is acting for Verizon and no-one else in connection with the matters set out in this communication and will not be responsible to anyone other than Verizon for providing advice in relation to the matters in this communication. Neither Wells Fargo Securities, LLC nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Wells Fargo Securities, LLC in connection with this communication, any statement contained herein or otherwise.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Fleetmatics and for no one else in relation to the matters referred to in this communication. In connection with such matters, Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, each of their affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Fleetmatics for providing the protections afforded to their clients or for providing advice in connection with the matters described in this communication or any matter referred to herein.

Disclosure requirements of the Takeover Rules

Persons interested in 1% or more of any relevant securities in Fleetmatics may from the date of this communication have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013 (as amended). See the Rule 2.5 announcement of earlier today for further details.

Participants in the solicitation

Fleetmatics and its directors (including its executive officers and other members of management) and employees may be considered participants in the solicitation of proxies from the Fleetmatics shareholders in respect of the transactions contemplated by this communication. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Fleetmatics shareholders in connection with the proposed transactions, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other relevant materials to be filed with the SEC. Information concerning the interests of Fleetmatics’ participants in the solicitation, which may, in some cases, be different than those of Fleetmatics’ shareholders generally, is set forth in the materials filed by Fleetmatics with the SEC, including in Fleetmatics’ proxy statement for Fleetmatics’ 2016 annual general meeting of shareholders, which was filed with the SEC on June 22, 2016, as supplemented by other Fleetmatics filings with the SEC, and will be set forth in the Proxy Statement when it becomes available.